Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated October 7, 2010 relating to the statement of assets acquired and liabilities assumed as of May 28, 2010 by EverBank, a wholly owned subsidiary of EverBank Financial Corp, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Jacksonville, Florida
October 7, 2010